UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2017

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The information in Item 7.01 of this Report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2017, the Board of Directors (the “Board”) of International Paper Company (the “Company”) elected Christopher M. Connor as a director and assigned him to its Audit and Finance Committee and its Management Development and Compensation Committee, effective October 1, 2017. Mr. Connor’s term as a director will expire at the annual meeting of the Company’s stockholders in May 2018, at which time his continued Board service will be subject to renomination and stockholder approval. With the election of Mr. Connor, the size of the Board will be 13 members.

Mr. Connor, age 61, retired as Executive Chairman of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies, in December 2016 and as its Chairman and Chief Executive Officer in December 2015. He had served as its Chairman and Chief Executive Officer since 2000 and as its Chief Executive Officer since 1999. He joined The Sherwin Williams Company in 1983. Mr. Connor is Chairman of the Rock & Roll Hall of Fame in Cleveland, Ohio, and serves on the board of directors of Eaton Corporation plc., a power management company, and of Yum! Brands, Inc., owner of the KFC, Pizza Hut and Taco Bell restaurant brands.

The Board of Directors has determined that Mr. Connor is independent, meets the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. There have been no transactions since January 1, 2016, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which he or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Mr. Connor was not pursuant to any arrangement or understanding between him and any other person. The Governance Committee of the Board of Directors recommended him to the full Board as a nominee for election. A third-party business leadership recruiting firm engaged by the Governance Committee provided assistance in identifying him as a potential Board candidate.

Mr. Connor will be compensated in accordance with previously disclosed compensation programs for the Company’s non-management (outside) directors.

SECTION 7.  REGULATION FD.

Item 7.01.  Regulation FD Disclosure.

On July 14, 2017, the Company issued a press release announcing the director election described above under Item 5.01. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release of International Paper Company dated July 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: July 14, 2017	By:	/s/ SHARON R. RYAN
Name: Sharon R. Ryan
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of International Paper Company dated July 14, 2017.

E-1